Exhibit 99.1
Investor and Media Contact
Christy Linn
Director, Investor Relations and Corporate Communications
214.466.1825
christy.linn@archlearning.com
ARCHIPELAGO LEARNING REPORTS FIRST QUARTER 2011 RESULTS
Revenue up 38 percent to $17.3 million; 13th Consecutive Quarter of Revenue Growth
Cash EBITDA increased 5 percent to $3.3 million
Company Reiterates FY11 Guidance
DALLAS, Texas — May 10, 2011 — Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based, software-as-a-service (SaaS) provider of education products, today announced its financial results for the first quarter ended March 31, 2011.
First Quarter 2011 Highlights:
•	Revenue grew 37.9 percent to $17.3 million

•	Invoiced sales rose 45.7 percent to $15.4 million, including organic growth of 7.4 percent

•	Cash EBITDA increased 5 percent to $3.3 million

•	Diluted EPS of $0.04 and non-GAAP EPS of $0.07 (Including $0.03 for one-time, stock-based compensation charge)

•	Cash flows from operating activities and free cash flow were $2.1 million and $1.1 million, respectively
“Our results continue to reflect the underlying strength of our ‘high impact and low cost’ digital education value proposition,” said Tim McEwen, Chairman, President and Chief Executive Officer of Archipelago Learning. “We are particularly pleased with our invoiced sales growth given the challenging K-12 funding environment and regulatory uncertainties coupled with severe winter weather in January and February that resulted in many sales meeting postponements.”
He went on to say, “After spending the last two weeks of March in the field meeting with existing and prospective customers, I am impressed with the resilience of our educators, how they are addressing the current difficult operating environment, and their level of appreciation for the ways in which our programs help them improve teacher productivity, engage students, raise academic achievement and save money. Our programs are being viewed as a ‘safe harbor’ in these times of uncertainty. Customers know that Archipelago Learning will be first to market with quality, customized and comprehensive supplemental content and assessments, along with a wealth of professional development items to support successful transition to new standards, curriculum and assessments.”
McEwen concluded, “Our focus remains on improving our existing programs and introducing complementary new products to further enhance the engagement and academic achievement of the students that use our programs. We continue to strive to provide innovative, engaging and high quality learning experiences for students that build a habit of academic success and enriches their lives. In summary, we are quite pleased with our first quarter results and while the short-term challenges remain, we believe we will achieve growth in accordance with our 2011 guidance and — with a clear strategy and the focused investments we are making — we are convinced more than ever that we are well positioned to be a leader in the K-12 digital education transformation and achieve attractive and sustainable growth for the long-term.”
Financial Summary Table (Table 1)

	Quarter ended March 31,
			$	%
($ in thousands, except EPS)	2011	2010	Change	Change

Revenue	$17,303	$12,549	$4,754	38%
Invoiced sales	15,398	10,570	4,828	46%
Royalties on invoiced sales	(111)	—	(111)	NM
Operating costs(1)	(14,788)	(8,565)	(6,223)	73%
Depreciation and amortization	1,482	699	783	112%
Stock-based compensation(2)	1,286	408	878	215%

Cash EBITDA(3)	3,267	3,112	155	5%

Net income	989	2,067	(1,078)	(52)%
Diluted EPS	0.04	0.08	(0.04)	(50)%
Non-GAAP net income	1,719	n/a	n/a	n/a
Non-GAAP diluted EPS	0.07	n/a	n/a	n/a

Cash flows from operating activities	2,085	2,380	(295)	(12)%
Purchase of property and equipment	1,020	330	690	209%

Free cash flow	$1,065	$2,050	$(985)	(48)%

(1)	Operating costs are cost of revenue plus operating expenses.

(2)	Stock-based compensation includes non-cash compensation expense recorded in respect of shares or options issued to our employees or directors.

(3)	Cash EBITDA is defined as invoiced sales less royalties and operating costs, excluding depreciation and amortization and stock-based compensation.
First Quarter 2011 Summary
First quarter 2011 revenue was $17.3 million, an increase of $4.8 million, or 37.9 percent compared with the same period a year ago. This increase was driven by the acquisition of EducationCity in June 2010 and higher invoiced sales recorded by our core business over previous periods. For first quarter 2011, invoiced sales were $15.4 million, an increase of $4.8 million, or 45.7 percent, over the first quarter in the prior year period. This increase was due to the EducationCity acquisition and organic invoiced sales growth of 7.4 percent. Deferred revenue at March 31, 2011 rose 66.7 percent to $57.5 million, compared with $34.5 million at March 31, 2010, partially due to the acquisition of EducationCity.
Operating costs (operating expenses plus cost of revenue) for the first quarter 2011 were $14.8 million compared with $8.6 million for the first quarter 2010. Of the $6.2 million year-over-year increase, $4.6 million was related to the $15 million in planned incremental investment (as detailed in Table 2) that supports our five major strategic components. Additionally, depreciation and amortization increased $783 thousand due to EducationCity purchase accounting, and general and administrative expense for the first quarter 2011 was impacted by the expected one-time, stock-based compensation charge of $730 thousand for accelerated restricted stock awards due to the retirement of our previous CFO.
Incremental Costs Summary (Table 2)

			FY 2011
	FY 2011		Remaining
($ in thousands)	Guidance	Q1 2011	Investment

Global (EducationCity acquisition)(4)	$7,000	$3,175	$3,825
Content and 100% digital	3,500	600	2,900
Sales generation and infrastructure	4,500	800	3,700

Total incremental investment	$15,000	$4,575	$10,425

(4)	Incremental costs for EducationCity are expected to be substantially completed in Q2 2011.
Cash EBITDA for the first quarter ended March 31, 2011 rose 5.0 percent to $3.3 million versus $3.1 million in the first quarter ended March 31, 2010 primarily due to invoiced sales growth, which more than offset our increased operating costs (excluding depreciation and amortization and stock-based compensation.)
For the first quarter 2011, net income was $1.0 million compared with $2.1 million for the first quarter 2010, and diluted earnings per share (EPS) were $0.04 compared with $0.08 per share for the same period a year ago. The $730 thousand in accelerated restricted stock awards due to the retirement of our previous CFO had a $0.03 impact to EPS. Excluding this restricted stock award charge, first quarter 2011 non-GAAP diluted EPS was $0.07 per share.
Balance Sheet and Cash Flows Update
Cash, cash equivalents, and short-term investments totaled $33.6 million, and availability under our revolving credit facility was $20.0 million at March 31, 2011. Total debt was $75.6 million at March 31, 2011, which included an additional term loan of $15.0 million associated with the acquisition of EducationCity. For the three months ended March 31, 2011, our cash flows from operating activities were $2.1 million compared with $2.4 million for the first three months of the previous year. Given our current cash position, solid cash flow generation and available capacity under our existing credit facility, we believe we have significant balance sheet flexibility.
Fiscal 2011 Outlook
Archipelago Learning is reiterating the following fiscal year 2011 estimates, which reflect the full year impact of the EducationCity acquisition:
•	Revenue is projected to be in the range of $68 million to $72 million;

•	Cash EBITDA is estimated to be between $30 million and $34 million;

•	Cash flows from operating activities are projected to be between $23 million and $27 million;

•	Capital expenditures are expected to be in the range of $4 million to $5 million, primarily driven by the reinvestment in our software technology platforms and infrastructure; and,

•	Free cash flow is anticipated to be between $19 million and $23 million. We define free cash flow as cash flows from operating activities less purchase of property and equipment.
In addition, to provide greater transparency we have added an estimate for operating costs, which are expected to be in the range of $62 million to $64 million, and included the table below for further clarification.
Operating Costs Summary (Table 3)

		non-GAAP	FY 2011
	FY 2010	FY 2010	Guidance
	as Reported	Reconciliation	Reconciliation

Operating costs (excluding depreciation and amortization, stock-based compensation and unusual, non-recurring charges)	$—	$38,752	$38,752
Depreciation & amortization	—	4,396	6,000
Stock-based compensation(2)	—	1,762	3,400

Operating costs (excluding unusual, non-recurring charges)	—	44,910	48,152
Unusual, non-recurring charges(5)	—	4,803	300
FY 2011 additional investment	—	—	15,000

Total operating costs(1)	$49,713	$49,713	$63,452

(5)	Unusual, non-recurring charges for FY 2010 includes: Investments and permitted acquisition expense of $3.8 million and approximately $1 million in costs related to our corporate move, and FY 2011 includes $300 thousand associated with the retirement of our previous CFO.
Conference Call Information
Archipelago Learning will host a conference call and webcast to discuss the results today at 4:45 p.m. ET, which will be hosted by Tim McEwen, Chairman, President and Chief Executive Officer, and Mark S. Dubrow, Chief Financial Officer. Investors and analysts interested in participating in the call are invited to dial (719) 325-2100 approximately ten minutes prior to the start of the call. Alternatively, the live webcast can be accessed via our website at http://investor.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software.
About Archipelago Learning
Archipelago Learning (NASDAQ: ARCL) is a leading subscription-based, software-as-a-service (SaaS) provider of education products used by approximately 14 million students in nearly 37,600 schools throughout the United States, Canada, and the United Kingdom. Our comprehensive digital supplemental product suite uses technology to transform education. We make rigorous learning fun, engaging, accessible, and affordable. For more information, please visit us at www.archipelagolearning.com.
Forward Looking Statements
This release and the related conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, but not limited to, statements about our future performance and our guidance are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business as of May 10, 2011. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances.
These statements are not guarantees of performance or results and are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (vii) decisions at district or state levels to use our competitors’ products rather than ours; (viii) seasonal fluctuations; (ix) system or network disruptions and technology issues; (x) delays in product development or product releases and the success of new product introductions; (xi) acquisition related risks; (xii) intellectual property related risks; (xiii) our ability to retain key employees; (xiv) risks related to our indebtedness; (xv) legal risks; (xvi) risks related to global and U.S. economic conditions; and, (xvii) risks associated with the integration of EducationCity and the future performance of our EducationCity products.
Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.

Table 4
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended			Three Months Ended
	March 31,		%	March 31,
	2011	2010	Change	2011	2010
				As a % of revenue

Revenue	$17,303	$12,549	37.9%	100.0%	100.0%
Cost of revenue	1,707	913	87.0	9.9	7.3

Gross profit	15,596	11,636	34.0	90.1	92.7
Operating expense:
Sales and marketing	5,921	3,822	54.9	34.2	30.5
Content development	1,707	1,041	64.0	9.9	8.3
General and administrative	5,453	2,789	95.5	31.5	22.2

Total	13,081	7,652	70.9	75.6	61.0

Operating income	2,515	3,984	(36.9)	14.5	31.7
Other income (expense):
Interest expense	(1,094)	(770)	(42.1)	(6.3)	(6.1)
Interest income	70	153	(54.2)	0.4	1.2
Foreign exchange loss	(121)	—	NM	(0.7)	—
Derivative loss	—	(73)	NM	—	(0.6)

Total	(1,145)	(690)	(65.9)	(6.6)	(5.5)

Income before tax	1,370	3,294	(58.4)	7.9	26.2
Provision for income tax	381	1,227	(68.9)	2.2	9.8

Net income	$989	$2,067	(52.2)%	5.7%	16.5%

Earnings per share:
Basic	$0.04	$0.08	(50.0)%
Diluted	$0.04	$0.08	(50.0)%
Weighted-average shares outstanding:
Basic	25,381,150	23,856,327
Diluted	25,629,288	24,252,248

Table 5
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — (UNAUDITED)
(in thousands, except share data)

	As of	As of
	March 31,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$33,601	$32,398
Accounts receivable, net	10,042	10,807
Deferred tax assets	3,328	3,463
Prepaid expenses and other current assets	3,120	3,560

Total	50,091	50,228
Property and equipment, net	4,510	3,760
Goodwill	166,127	165,694
Intangible assets, net	36,839	37,290
Investment	6,446	6,446
Notes receivable	1,984	1,934
Other long-term assets	1,500	1,610

Total assets	$267,497	$266,962

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable — trade	$969	$928
Accrued employee-related expenses	1,215	2,518
Other accrued expenses	1,095	1,247
Taxes payable	1,459	979
Deferred tax liabilities	269	384
Deferred revenue	42,490	44,733
Current portion of note payable to related party	2,388	2,352
Current portion of long-term debt	850	850
Other current liabilities	502	463

Total	51,237	54,454
Long-term deferred tax liabilities	15,753	15,478
Long-term deferred revenue	14,974	14,312
Long-term debt, net of current	74,701	74,913
Other long-term liabilities	378	488

Total liabilities	157,043	159,645
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2011 and December 31, 2010)	—	—
Common stock ($0.001 par value, 200,000,000 shares authorized, 26,336,335 and 26,354,198 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively)	26	26
Additional paid-in capital	96,701	95,395
Accumulated other comprehensive income	2,373	1,531
Retained earnings	11,354	10,365

Total stockholders’ equity	110,454	107,317

Total liabilities and stockholders’ equity	$267,497	$266,962

Table 6
ARCHIPELAGO LEARNING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$989	$2,067
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt financing costs	109	78
Depreciation and amortization	1,482	699
Stock-based compensation	1,286	408
Unrealized gain on interest rate swap	—	(259)
Deferred income taxes	121	1,198
Deferred rent	4	—
Changes in operating assets and liabilities:
Accounts receivable	825	1,871
Prepaid expenses and other	399	(39)
Accounts payable and accrued expenses	(1,281)	(1,664)
Deferred revenue	(1,863)	(1,979)
Other long-term liabilities	14	—

Net cash provided by operating activities	2,085	2,380

Cash flows from investing activities:
Purchase of property and equipment	(1,020)	(330)

Net cash used in investing activities	(1,020)	(330)

Cash flows from financing activities:
Contribution from member in reorganization	20	—
Payment of offering costs	—	(1,460)
Payments on term note	(212)	(175)

Net cash used in financing activities	(192)	(1,635)

Effect of foreign exchange on cash and cash equivalents	330	—
Net change in cash and cash equivalents	1,203	415
Beginning of period	32,398	58,248

End of period	$33,601	$58,663

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: invoiced sales, non-GAAP operating costs, cash EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow. Because these financial measures are not recognized under GAAP, they should not be used as indicators of, or alternatives to, the corresponding GAAP financial measures of operating performance.
•	We recognize invoiced sales in the period in which the purchase order or other evidence of an arrangement is received and the invoice is issued, which may be at a different time than the commencement of the subscription. Under GAAP, revenue for invoiced sales is deferred and recognized ratably over the subscription term beginning on the commencement date of the applicable subscription. This difference between non-GAAP invoiced sales and revenue in a given period is equal to the change in the Company’s deferred revenue balance for that period.

•	Non-GAAP operating costs are defined as cost of revenue plus operating expenses less depreciation and amortization, stock-based compensation and unusual, non-recurring charges.

•	Cash EBITDA aligns with our management performance-based compensation metric, and is defined by invoiced sales less royalties, operating expenses and cost of revenue, excluding stock-based compensation, depreciation and amortization, and unusual, non-recurring charges.

•	Stock-based compensation is part of our strategy and is used to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•	Depreciation and amortization is included in our operating expenses in accordance with GAAP. Depreciable assets includes: computer equipment and software, furniture and fixtures, office equipment, and leasehold improvements. Amortization includes: customer relationships, technical development/program content, and non-compete agreements. We exclude these items from our non-GAAP financial measures because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business, and we believe that doing so facilitates comparisons to our historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

•	Non-GAAP net income and non-GAAP diluted EPS differ from the corresponding GAAP measure of net income and diluted EPS in that they exclude other unusual, non-recurring items.

•	Free cash flow is defined as cash flows from operating activities less purchase of property and equipment and is cash available for management’s discretionary use to reinvest in the business, pay down outstanding debt and/or distribute to shareholders.
Reconciliation tables of GAAP to non-GAAP financial measures for invoiced sales, non-GAAP operating costs, cash EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow are included in this release.
Management believes that these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Although management uses these non-GAAP financial measures to assess the operating performance of our business, they have significant limitations as an analytical tool because they may exclude certain material costs. For example, because cash EBITDA does not account for certain expenses, its utility as a measure of operating performance has material limitations. In addition, the definitions of non-GAAP financial measures may vary among companies and industries, and may not be comparable to other similarly titled measures used by other companies.

Table 7
ARCHIPELAGO LEARNING, INC.
RECONCILIATIONS OF NON-GAAP MEASURES — (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2011	2010

Net Invoiced Sales:
New customers	$3,917	$3,503
Existing customers	11,002	6,733
Other sales	479	334

Total	15,398	10,570
Royalties on invoiced sales	(111)	—
Change in deferred revenue(6)	2,016	1,979

Revenue	$17,303	$12,549

Adjusted Revenue:
Revenue	$17,303	$12,549
Impact of purchase accounting adjustment to deferred revenue(7)	761	—

Adjusted revenue	$18,064	$12,549

(6)	Change in deferred revenue excludes the amount of deferred revenue assumed with the acquisition of EducationCity (see (7) below) and includes foreign exchange rate fluctuation impacts.

(7)	Purchase accounting under U.S. GAAP requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value at the time of the acquisition. Consequently, we do not recognize the full amounts paid by customers for acquired subscriptions. This adjustment reflects the difference between the amount we recognized in revenue and the full amounts paid by customers for that revenue.
Non-GAAP Net Income and EPS Reconciliation (Table 8)

	Three months ended March 31,
	2011	2011 EPS
	(In thousands, except EPS)
Net income and diluted EPS	$989	$0.04
Acceleration of CFO’s restricted shares(8)	730	0.03

Non-GAAP net income and diluted EPS	$1,719	$0.07

(8)	The expense associated with the acceleration of these restricted shares is not tax deductible, and therefore, the amount has not been tax-affected for the purposes of this calculation.